Exhibit 10.4
WEBMETHODS, INC.
2006 OMNIBUS STOCK INCENTIVE PLAN
DEFERRED SHARES AWARD AGREEMENT
(Director Award)

Participant Name:

No. of Deferred Shares:	[1]

Award Date:

Vesting Schedule:	% Vesting	Date of Vesting

	100%	The earlier of the date of the first annual meeting of stockholders of the Company following the Award Date, the first annual anniversary of the Award Date, or a Change in Control of the Company. For purposes of this vesting provision, a “Change in Control” of the Company shall mean the earliest to occur of (i) a merger or consolidation to which the Company is a party and which results in, or is effected in connection with, a change in ownership of a majority of the outstanding shares of voting stock of the Company, (ii) any sale or transfer of all or substantially all of the assets of the Company to an unaffiliated third party, or (iii) the sale by the holders of a majority of the voting stock of the Company to an unaffiliated third party.
          THIS AGREEMENT (the “Deferred Shares Award Agreement” or “Agreement”) is between webMethods, Inc., Delaware corporation (the “Company”) and the director named above (the “Participant”), and is delivered under the webMethods, Inc. 2006 Omnibus Stock Incentive Plan, as amended from time to time (the “Plan”).
WITNESSETH
          WHEREAS, pursuant to the Plan, the Company has granted to the Participant with reference to services rendered and to be rendered to the Company, effective as of the Award Date, an award of the right to receive shares of the Company’s common stock delivered on a deferred basis (the “Award”), upon the terms and conditions set forth herein and in the Plan.
          NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

[1]	Subject to adjustment under Section 9 of the Plan and the terms of this Agreement.

          1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.
          2. Grant. Subject to the terms of this Agreement and the Plan, the Company grants to the Participant an Award with respect to an aggregate number of Deferred Shares (the “Deferred Shares”) set forth above.
          3. Account. The Company will establish and maintain a Deferred Shares Account under the Plan for the Participant. Deferred Shares granted under this Agreement will be credited to the Participant’s Deferred Shares Account as of the Award Date set forth above.
          4. Vesting. The Award shall vest and become nonforfeitable, with respect to the applicable portion of the total number of Deferred Shares comprising the Award and Dividend Equivalent Shares provided in Section 7 of this Agreement (subject to adjustment under Section 9 of the Plan and herein) in accordance with the vesting schedule set forth above.
          5. Continuance of Service as Director Required. The Vesting Schedule requires continued service as a Director through the applicable vesting date as a condition to the vesting of the benefits under this Agreement. Service, even if substantial, other than as a Director of the Corporation during the vesting period will not entitle the Participant to continued vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of service as a Director.
          6. Effect of Termination of Directorship.
               (a) Forfeiture after Certain Events. The Participant’s Deferred Shares shall be forfeited if such Deferred Shares have not become vested upon the date the Participant’s services as a Director terminates.
               (b) Termination of Deferred Shares. If any Deferred Shares are forfeited hereunder, such unvested, forfeited Deferred Shares, without payment of any consideration by the Company, shall automatically terminate without any other action by the Participant or the Participant’s Beneficiary, as the case may be.
          7. Dividend and Voting Rights. The Participant shall have no rights as a stockholder of the Company, no dividend rights (except as expressly provided in this Agreement Plan with respect to Dividend Equivalent Shares, as defined below) and no voting rights, with respect to the Deferred Shares and any shares of Common Stock underlying or issuable in respect of such Deferred Shares until such shares of Common Stock are actually issued to and held of record by the Participant. The number of Deferred Shares credited to the Participant’s Deferred Shares Account shall be adjusted from time to time to reflect cash dividends and stock dividends or other changes in the Common Stock resulting from a change in the Company’s capital structure. Cash dividends on the Company’s Common Stock shall be credited to the Participant’s Deferred Shares Account in additional Deferred Shares based on the Fair Market Value of the Common Stock on the dividend payment date (“Dividend Equivalent Shares”).
          8. Restrictions on Transfer. Except as provided below regarding designation of Beneficiaries, the Award and the benefits payable by reason of the Award may not be alienated, assigned, transferred, pledged or hypothecated by the Participant to any person or entity at any time in any manner whatsoever.
          9. Payment of Deferred Shares Account.
               (a) Time of Payment. Subject to earlier distribution in accordance with Section 15 hereof or a Hardship Distribution in accordance with Section 9(c), distribution of the Participant’s vested Deferred Shares Account shall be made as soon as practicable following Participant’s separation from service as provided in Section 409A(a) of the Code, with distribution to the Participant who is a “key employee” within the meaning of Section 416(i) of the Code (determined without regard to paragraph 5 thereof) not made prior to six months following the Participant’s separation from service (or, if earlier the date of the Participant’s death).
               (b) Method of Distribution. The Participant’s Deferred Shares Account shall be distributed to the Participant in a single lump sum transfer Common Stock equal the whole number of vested Deferred Shares and Dividend Equivalent Shares (plus cash representing the value of any fractional share and Dividend Equivalent Shares payable in cash) as credited to the Participant’s Deferred Shares Account. In addition, if due to legal, regulatory or other reasons, the Committee determines that the Dividend Equivalent Shares (or a portion thereof) may not be distributed in shares of Common Stock, the Company shall make payment of such Dividend Equivalent Shares in cash in an amount equal to the Fair Market Value of the number of Dividend Equivalent Shares being paid in cash.
               (c) Hardship Distributions. Prior to the time the Participant’s Deferred Shares Account becomes payable, the Committee, in its sole discretion, may elect to distribute all or a portion of the number of whole Deferred Shares (plus cash representing the value of any fractional share and Dividend Equivalent Shares payable in cash) credited to such Deferred Shares Account in the event such Participant requests a distribution due to severe financial hardship. Severe financial hardship shall be deemed to exist in the event the Committee determines that the Participant needs a distribution to meet immediate and heavy financial needs resulting from a sudden or unexpected illness or accident of the Participant or a member of the Participant’s family, loss of the Participant’s property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. No distribution shall be made due to a severe financial hardship under this paragraph, to the extent such hardship may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets, to the extent liquidation of such assets would not by itself cause severe hardship, or by cessation of deferrals. A distribution based on financial hardship shall not exceed the smaller of (i) the amount of cash and the number of whole Deferred Shares (plus cash representing the value of any fractional share and Dividend Equivalent Shares payable in cash) credited to the Participant’s Deferred Shares Account or (ii) the number of whole Deferred Shares credited to the Participant’s Deferred Shares Account with a Fair Market Value (determined as of the date of distribution) equal to the amount needed to meet the financial hardship. This paragraph shall be applied in conformity with the “unforeseeable emergency” rules of Section 409A(a)(2) of the Code.

               (d) Designation of Beneficiary. Upon the death of the Participant prior to the distribution of his or her Deferred Shares Account, such vested Deferred Shares Account shall be paid to the Beneficiary designated by the Participant in a single lump sum transfer of shares of Common Stock (plus cash representing the value of any fractional share and Dividend Equivalent Shares payable in cash) as provided in Section 9(b) hereof, as soon as practicable after the Participants’ death. If there is no designated Beneficiary or no designated Beneficiary surviving at the Participant’s death, payment of the Participant’s Deferred Shares Account shall be made to the Participant’s estate.
               (e) Incapacity Of Recipient. In the event that the Participant or Beneficiary is declared incompetent and a guardian, conservator or other person legally charged with the care of his or her person or of his or her estate is appointed, any benefits under this Agreement to which such Participant or Beneficiary is entitled shall be paid to such guardian, conservator or other person legally charged with the care of his person or his estate. Except as provided hereinabove, when the Committee, in its sole discretion, determines that the Participant or Beneficiary is unable to manage his or her financial affairs, the Committee may, but shall not be required to, direct the Company to make distribution(s) to any one or more of the spouse, lineal ascendants or descendants or other closest living relatives of such Participant or Beneficiary who demonstrates to the satisfaction of the Committee the propriety of making such distribution(s). Any payment made under this Section 9(e) shall be in complete discharge of any liability of the Company for such payment. The Committee shall not be required to see to the application of any such distribution made to any person.
          10. Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Company’s stock contemplated by Section 9 of the Plan, the Board shall make adjustments as it deems appropriate in the number and kind of securities or other consideration that may become payable with respect to the Award in accordance with Section 9 of the Plan.
          11. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at its principal office, to the attention of the General Counsel, and to the Participant at his or her last address of record, or at such other address as either party may hereafter designate in writing to the other for the purposes of notices in respect of Deferred Shares.
          13. Limitation on Participant’s Rights; Unfunded Obligation. This Agreement confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust or fiduciary relationship between the Company, the Committee, and the Participant. The Participant and his or her Beneficiaries shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Agreement. Any and all of the Company’s assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company’s obligation under this Agreement shall be merely that of an unfunded and unsecured promise of the Company to pay benefits in the future, and the rights of the Participant and Beneficiaries shall be no greater than those of unsecured general creditors.
          14. Amendment of this Agreement . The Board and Committee reserve the right to amend the terms of this Agreement as it deems appropriate or necessary to comply with Section 409A of the Code.
          15. Binding Upon Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participant and his or her heirs, executors, administrators and legal representatives. In the event of (a) a merger or consolidation of the Company with or into any other corporation that qualifies as a “change in control event” under the provisions of Section 409A(a)(2)(A)(v) of the Code, or (b) the sale or transfer of substantially all of the assets of the Company that qualifies as a “change in control event” under the provisions of Section 409A(a)(2)(A)(v) of the Code, then, either (i) the deferred compensation plan created by this Agreement shall be terminated and amounts allocated to Participant’s Deferred Share Award Accounts distributed to the Participant or (ii) the successor corporation resulting from the merger or consolidation, or the transferee of such assets, as the case may be, shall, as a condition to the consummation of the merger, consolidation or transfer, assume the obligations of the Company hereunder and shall be substituted for the Company hereunder. Any such termination or assumption of the obligations under this Agreement shall be made in accordance with Section 409A of the Code and applicable guidance thereunder.
          16. Choice of Law. The constructive interpretation, performance and enforcement of this Award Agreement and the Award shall be governed by the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written. By the Participant’s execution of this Agreement, the Participant agrees to the terms and conditions of this Agreement and of the Plan.

webMethods, Inc.	PARTICIPANT
(a Delaware corporation)

By:	(Signature)
Its:

(Print Name)

(Address)

(City, State, Zip Code)

WEBMETHODS, INC.
2006 OMNIBUS STOCK INCENTIVE PLAN
DEFERRED SHARES AWARD
BENEFICIARY DESIGNATION
Please complete this form to designate a beneficiary to receive your vested Deferred Share
Award in the event of your death before payment.
Award Date to which the Form Applies
     I hereby designate                      as my primary Beneficiary and                                          as my contingent Beneficiary(ies) to receive my vested Deferred Share Award any amounts payable under the Plan in the event of my death.

PARTICIPANT

(Signature)	(Date)

(Print Name)